                                                                   EXHIBIT 10F

                                 June 28, 1995

Mr. George M. Nevers
1902 Wroxton Road
Houston, Texas 77005

        In recognition of your resignation, effective June 21, 1995, from your positions as President and Chief Executive Officer and as an employee and director of Garnet Resources Corporation ("Garnet") and as an officer and director of Garnet's subsidiaries, which you hereby confirm, this letter sets forth the terms of our mutual understanding concerning your severance.

        1. We have agreed to provide you with the following severance benefits which are over and above those to which you would normally be entitled:

                (a) You will be paid an amount equal to $203,300, which amount will be paid in twenty-four equal monthly installments payable on the first business day of each month commencing with July 1995.

                (b) Until June 30, 1997, Garnet shall maintain in full force and effect, for your continued benefit, the benefits under the $1,000,000 life insurance policy currently in effect. Garnet shall continue to provide you with the benefits under the medical and long term disability policies maintained by Garnet until December 31, 1995. For a period of eighteen months commencing January 1, 1996, Garnet will pay to you, or at your direction directly to the insurance carrier, the amount of the premium required to be paid to keep the medical insurance for the benefit of you and your dependents effective for a period of eighteen months commencing January 1, 1996 under COBRA.

                (c) In consideration of your agreement to relinquish the stock options held by you and listed on Schedule A attached hereto, Garnet will deliver to you, simultaneously with the execution of this agreement, a stock option entitling you to purchase 200,000 shares of Garnet Common Stock at an exercise price of $2.50 per share at any time after the date hereof and prior to June 21, 1998, which option shall be in the form attached hereto as Exhibit A.

        2. In consideration of the foregoing benefits:

                (a) You agree to be available during the transition period commencing on the date hereof and ending on December 31, 1995 to perform such consulting services as the management and directors of Garnet may from time to time reasonably request. Garnet shall reimburse you for all properly documented reasonable out-of-pocket expenses incurred in the performance of your duties as a consultant.

                (b) You hereby relinquish all stock options currently held by you in consideration of the issuance of the option in accordance with paragraph 1(c) above. You acknowledge that no additional severance benefits, bonus payments, other compensation or reimbursement, except as specifically set forth above, are payable to you by Garnet, or its subsidiaries or affiliates. You acknowledge that all payments under paragraph 1 and any gain realized upon the exercise of the option set forth in paragraph 1(c) will be subject to applicable statutory withholding taxes.

                (c) You, for yourself and for your successors and assigns, do hereby fully and completely RELEASE, ACQUIT and FOREVER DISCHARGE Garnet, and its affiliates, subsidiaries or other related entities as well as its shareholders, officers, directors, employees or agents, from any and all claims, debts, demands, actions, causes of action, suits, sums of money, contracts, agreements, judgments and liabilities whatsoever, both in law and in equity ("claims") of any kind and any character that you might now have, or could have had, whether in contract, tort or otherwise, including specifically any claims of discrimination that you may claim in connection with your employment or the termination thereof. This includes but is not limited to, claims arising under the federal, state or local laws prohibiting discrimination on the basis of one's sex, race, age, disability, national origin, color or religion, or claims growing out of any legal restriction on Garnet's right to terminate its employees. This also specifically includes the waiver of any rights or claims arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. 621 et seq.). It is also understood that the execution of this agreement shall be construed as a release and covenant not to sue, that you will not sue Garnet or any subsidiary, affiliate, officer, director, employee or committee thereof, or file any claims of any sort with any administrative agency for anything arising out of your employment, and the terms of this agreement supersede any and all other agreements relating to your employment whether written or oral.

                (d) You agree to return to Garnet all documents, records and other property relating to Garnet and its business which are in your possession or under your control. You agree not to disclose to anyone any confidential or non-public information which relates to Garnet or its subsidiaries.

        3. Garnet encourages you to carefully review the terms of this agreement and, if you wish, to seek advice and counsel from an attorney before signing this agreement.

        4. This Agreement shall inure to the benefit of and shall be binding upon you and your executor, administrator, heirs, personal representatives and assigns, and Garnet and its successors and assigns; provided, however, that you shall not be entitled to assign or delegate any of your rights or obligations hereunder without the prior written consent of Garnet.

        5. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof. It cannot be altered or amended except by a writing duly executed by the party against whom such alteration or amendment is sought to be enforced.

        6. As the terms of this agreement were negotiated in the City of New York at a meeting held therein, this agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state. In the event of any dispute between the parties relating in any way to this letter or to your employment by Garnet a proceeding relating to such dispute may be brought only in the Federal or state courts sitting in the City of New York, to the jurisdiction and venue of which both parties hereby submit. Process, including original process in any such proceeding may be served by certified or registered mail, return receipt requested or by any other lawful means. Costs in any such proceeding shall be paid by the unsuccessful party as determined by the court presiding over such proceeding.

        7. If any one or more of the provisions contained in this agreement shall be held illegal or unenforceable, no other provision shall be affected.

        We are pleased that we have been able to reach this agreement. After you have the chance to review this agreement and to consult with your attorney, if you wish, please sign the enclosed copy and return it to me within 22 days.

        After you have executed and delivered this agreement, you will have seven (7) days following the date of execution during which time you may revoke this agreement, provided, however, that, if you elect to return an executed copy of the document to us before the expiration of 22 days from the date hereof, you may revoke this agreement at any time before the later to occur of seven (7) days following the date of execution or 22 days after the date hereof. If we do not receive a written revocation from you, or your attorney, prior to the expiration of the period in which you may revoke this agreement, this agreement will become effective on the date after the expiration of the applicable revocation period.

                                        GARNET RESOURCES CORPORATION

                                        By /s/  EDGAR A. MORTON
                                           ------------------------------


Accepted and Agreed:

/s/  GEORGE M. NEVERS
---------------------------------
George M. Nevers

        I acknowledge that I have been given the opportunity to consider this agreement for at least twenty-one (21) days, that I have been advised to discuss this agreement with an attorney of my choice, that I have carefully read and fully understand and agree to all of the provisions of this agreement and that I am voluntarily entering into this agreement.

        Finally, I also understand that I have seven (7) days after I sign this agreement (or twenty-two days after the date hereof, if later) to change my mind and that I may revoke this agreement by providing written notice of revocation to you prior to the expiration of the applicable period.

July 11, 1995                           /s/  GEORGE M. NEVERS
-------------------------               ---------------------------------
Date of Execution                       George M. Nevers

                                   SCHEDULE A


   DATE OF        NUMBER OF           NUMBER OF
    GRANT       SHARES GRANTED      SHARES VESTED        EXERCISE PRICE
  ---------     --------------      -------------        --------------

   2/ 6/90         54,441               54,441                $11.75
  12/ 4/90         50,000               50,000                $ 6.625
  12/ 8/92          5,352                3,211                $ 4.00
   6/23/93         56,250               22,500                $ 5.75

                                                                      EXHIBIT A

                          GARNET RESOURCES CORPORATION

                      AGREEMENT RELATING TO STOCK OPTIONS
                       WHICH ARE NOT "INCENTIVE OPTIONS"

                     PURSUANT TO THE 1990 STOCK OPTION PLAN


                         ------------------------------

        Option granted in New York, New York, as of June 28, 1995 (hereinafter referred to as the "Date of Grant") by GARNET RESOURCES CORPORATION (the "Corporation") to George M. Nevers (the "Grantee"):

        1. THE OPTION. Subject to the execution, delivery and effectiveness of the letter agreement dated June 28, 1995 between the Corporation and the Grantee (the "Agreement"), the Corporation hereby grants to the Grantee, effective on the Date of Grant, a stock option (the "Option") to purchase, on the terms and conditions herein set forth, up to 200,000 of the Corporation's fully paid, non-assessable shares of Common Stock, par value $0.01 per share (the "Shares"), at the option price set forth in Section 2 below.

        The Option is granted pursuant to the Agreement and the Corporation's 1990 Stock Option Plan (the "Plan"), a copy of which is delivered herewith by the Corporation and receipt thereof is acknowledged by the Grantee. The Option is subject in its entirety to all the applicable provisions of the Agreement and the Plan which are incorporated herein by reference. The Option is a "Non-incentive Stock Option" within the meaning of Section 2 of the Plan.

        2. THE PURCHASE PRICE. The purchase price of the Shares shall be $2.50 per share (the "Option Price").

        3. EXERCISE OF OPTION.

        (a) Except as otherwise provided in the Plan and this Option Agreement, and provided the Grantee is not in breach of the Agreement, the Option is exercisable over a period commencing on the date hereof and ending at the close of business on June 21, 1998. The Option may be exercised from time to time during the option period as to the total number of Shares allowable under this
Section 3(a), or any lesser amount thereof. In the event of the death of the Grantee, this Option may be exercised by the person or persons entitled to do so under the Grantee's will (a "legatee"), or, if the Grantee shall fail to make testamentary disposition of this Option, or shall die intestate, by the Grantee's legal representative (a "legal representative"). If the Grantee shall die or become disabled within the meaning of Section

22(e)(3) of the Internal Revenue Code of 1986, as amended, during the period in which this Option is exercisable, the Stock Option and Compensation Committee may, in its discretion, extend the period in which this Option may be exercised. If this Option shall extend to 100 or more Shares, then this Option may not be exercised for less than 100 Shares at any one time, and if this Option shall extend to less than 100 Shares, then this Option must be exercised for all such Shares at one time.

        (b) Not less than five days nor more than thirty days prior to the date upon which all or any portion of the Option is to be exercised, the person entitled to exercise the Option shall deliver to the Corporation written notice (the "Notice") of his election to exercise all or a part of the Option, which Notice shall specify the date for the exercise of the Option and the number of Shares in respect of which the Option is to be exercised. The date specified in the Notice shall be a business day of the Corporation.

        (c) On the date specified in the Notice, the person entitled to exercise the Option shall pay to the Corporation the Option Price of the Shares in respect of which the Option is exercised, and the minimum amount of any Federal and state withholding tax and any employment tax. The Option Price shall be paid in full at the time of purchase, in cash or by check or with stock of the Corporation, the value of which shall be determined in the same manner as provided for determining the fair market value of a share of Common Stock subject to an Incentive Stock Option as set forth in Section 6(a) of the Plan. If the Option is exercised in accordance with the provisions of the Plan and this Option Agreement, within three business days of receipt of the purchase price, the Corporation shall deliver to such person certificates representing the number of Shares or other securities in respect of which the Option is being exercised which Shares or other securities shall be registered in his name.

        (d) In addition to the procedures set forth above, if Regulation T of the Securities Exchange Act of 1934, as amended ("Regulation T") is applicable to the exercise of this Option and so permits, the person entitled to exercise this Option may direct the Corporation in the Notice to deliver all or any part of the number of Shares or other securities to which he is entitled upon exercise of this Option directly to a broker specified in the Notice. In such event, the Corporation shall accept payment of the Option Price in cash or by check from such broker on behalf of the person entitled to exercise this Option and shall take all action necessary to effect the prompt delivery of such Shares or other securities to such broker in accordance with the provisions of Regulation T. Notwithstanding the foregoing, the Corporation shall not be required to comply with the provisions of this Section 3(d) if, as a result of a change in the accounting rules and regulations applicable to the Corporation, or the interpretation thereof, compliance with the provisions of this Section 3(d) will result in the imposition of substantial adverse financial reporting requirements on the Corporation.

        (e) In the event of the dissolution, liquidation, merger or consolidation of the Corporation, or the sale of all or substantially all of its assets, during the term hereof, the Corporation shall provide the Grantee with at least 30 days' notice of the consummation of any of the events referred to in the preceding sentence, during which period the Grantee may so exercise the Option.

        4. REPRESENTATIONS, WARRANTS AND COVENANTS.

                (a) The Grantee represents and warrants that he is acquiring this Option and, in the event this Option is exercised, the Shares, for investment, for his own account and not with a view to the distribution thereof, and that he has no present intention of disposing of this Option or the Shares or any interest therein or sharing ownership thereof with any other person or entity.

                (b) The Grantee agrees that he will not offer, sell, hypothecate, transfer or otherwise dispose of any of the Shares unless either:

                (i) A registration statement covering the Shares which are to be so offered has been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Securities Act") and such sale, transfer or other disposition is accompanied by a prospectus relating to a registration statement which is in effect under the Securities Act covering the Shares which are to be sold, transferred or otherwise disposed of and meeting the requirements of
        Section 10 of the Securities Act; or

                (ii) Counsel satisfactory to the Corporation renders a reasoned opinion in writing and addressed to the Corporation, satisfactory in form and substance to the Corporation and its counsel, that in the opinion of such counsel such proposed sale, offer, transfer or other disposition of the Shares is exempt from the provisions of Section 5 of the Securities Act in view of the circumstances of such proposed offer, sale, transfer or other disposition.

                (c) The Grantee acknowledges that (i) the Shares and this Option constitute "securities" under the Securities Act and/or the Securities Exchange Act of 1934 and/or the Rules and Regulations promulgated under said acts; (ii) the Shares must be held indefinitely unless subsequently registered under the

Securities Act or an exemption from such registration is available; and (iii) except as set forth in Section 8 below, the Corporation is not under any obligation with respect to the registration of the Shares.

                (d) The Grantee is advised that he or his legatee or legal representative, as the case may be and as defined above, may be required to make an appropriate representation at the time of any exercise of this Option in form and substance similar to the representations contained herein, relating to the Shares then being purchased.

        5. SUCCESSORS AND ASSIGNS. This Option Agreement shall be binding upon and shall inure to the benefit of any successor or assign of the Corporation and, to the extent herein provided, shall be binding upon and inure to the benefit of the Grantee's legatee or legal representative, as defined above; provided, however, that under no circumstances shall the rights provided under
Section 8 hereof be transferred to or inure to the benefit of anyone other than the Grantee, including without limitation the Grantee's legatee or legal representative.

        6. ADJUSTMENT OF OPTIONS.

                (a) The number of Shares issuable upon exercise of this Option, or the amount and kind of other securities issuable in addition thereto or in lieu thereof upon the occurrence of the events specified in Section 9 of the Plan, shall be determined and subject to adjustment, as the case may be, in accordance with the procedures therein specified.

                (b) Fractional shares resulting from any adjustment in options pursuant to this Section may be settled in cash or otherwise as the Stock Option and Compensation Committee shall determine. Notice of any adjustment in this Option shall be given by the Corporation to the holder of this Option and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

        7. EXERCISE AND TRANSFERABILITY OF OPTION. During the lifetime of the Grantee, this Option is exercisable only by him and shall not be assignable or transferable by him and no other person shall acquire any rights therein. If the Grantee shall die during the period in which this Option is exercisable, his or her legatee or legal representative shall have the rights provided in
Section 3(a) above.

        8. REGISTRATION OF SHARES. In the event that the Shares issued or issuable pursuant to this Option have not been otherwise registered under the Securities Act and the Corporation, at any time or from time to time after an initial offering of its securities registered under the Securities Act for sale to the public generally (otherwise than in connection with a merger or offering of its securities in exchange for securities or assets of another person, the issuance to employees of securities or options or other rights to purchase securities, and other similar transactions) (an "Offering"), the Corporation proposes to effect an additional Offering (a "Subject Offering"), the Corporation shall give written notice thereof to the Grantee, and the Grantee, by written notice to the Corporation within 30 days after the giving of such notice by the Corporation, may elect to cause the Corporation to register for inclusion in the Subject Offering, upon the terms and subject to the conditions hereof, all or any portion of the Shares held or to be held by the Grantee, as at the date of filing of the registration statement, and which are or will have been acquired upon the exercise in whole or in part of the Option, including such other securities of the Corporation issued in replacement for or in addition to such Shares pursuant to Section 9 of the Plan (such Shares and other securities being herein referred to collectively as "Registrable Stock"). Such notice shall set forth the quantity of Registrable Stock sought to be included in the Subject Offering and the intended manner of distribution thereof; provided that, if the Subject Offering is to be underwritten, the Registrable Stock may be sold only to or through the underwriter or underwriters acting in respect of the Subject Offering. If and to the extent that the underwriter or underwriters acting in respect of the Subject Offering reasonably determine that the inclusion of the Registrable Stock may substantially prejudice or hinder the consummation of the Subject Offering, the amount of Registrable Stock which the Grantee shall be entitled to offer therein shall be reduced or eliminated. Notwithstanding the foregoing, the Corporation shall have the right, after the giving of notice of a proposed Subject Offering hereunder and regardless of whether the Grantee shall have requested the inclusion of any Registrable Stock therein, to elect not to file such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof. Subject to the foregoing, the Corporation shall use its best efforts to cause the registration statement filed in respect of each Subject Offering including shares of Registrable Stock hereunder to become effective and to remain effective for a period of at least 90 days, or for such greater period as may be required by law for the delivery of a prospectus, and to qualify the Registrable Stock for sale in each state wherein such qualification is requested by the Grantee, provided that the Corporation shall not be obligated to make any changes in its capital structure necessary to effect such qualification in any jurisdiction nor be required to execute or file any general consent to service of process nor to qualify as a foreign corporation to do business under the laws of any such jurisdiction. Upon electing to participate in any Subject Offering hereunder, the Grantee shall furnish such information and execute such documents as may be required by the Securities and Exchange Commission and other regulatory authorities or otherwise reasonably requested by the Corporation, and shall enter into an agreement with the Corporation containing customary provisions for mutual indemnification against liabilities associated with the offering. The Corporation shall bear all costs and expenses of such registration and qualification, including printing costs, accounting fees and the fees and expenses of counsel for the Corporation, provided that the Grantee shall bear the fees and expenses of the Grantee's counsel, applicable transfer taxes and underwriting discounts, commissions and fees applicable to the shares of Registrable Stock sold by the Grantee.

        If the foregoing is in accordance with the Grantee's understanding and approved by him, he may so confirm by signing and returning the duplicate of this Option Agreement delivered for that purpose.

                                        GARNET RESOURCES CORPORATION


                                        By
                                          ----------------------------------
                                          Title: Vice President

The foregoing is in accordance with my understanding and is hereby confirmed and agreed to as of the Date of Grant.


                                        -------------------------------------
                                        George M. Nevers

                                                                     APPENDIX A

                          GARNET RESOURCES CORPORATION
               1990 STOCK OPTION PLAN, AS PROPOSED TO BE AMENDED

        Section 1. Establishments. There is hereby established the Garnet Resources Corporation 1990 Stock Option Plan ("Plan"), pursuant to which employees and any other persons who perform substantial services for or on behalf of GARNET RESOURCES CORPORATION (the "Company"), its subsidiaries and certain other entities may be granted options to purchase shares of common stock of the Company, par value $.01 per share ("Common Stock"), and thereby share in the future growth of the business. Notwithstanding the foregoing, any director who is not an employee of the Company or any subsidiary of the Company shall be ineligible to receive options under this Plan. The subsidiaries of the Company included in this Plan (the "Subsidiaries") shall be any subsidiary of the Company as defined in Section 425 of the Internal Revenue Code of 1986, as amended (the "Code").

        Section 2. Status of Options. The options which may be granted pursuant to this Plan will constitute either incentive stock options within the meaning of Section 422A of the Code ("Incentive Stock Options") or options which are not Incentive Stock Options ("Non-incentive Stock Options"). Incentive Stock Options and Non-incentive Stock Options shall be collectively referred to herein as "Options".

        Section 3. Eligibility. All employees of the Company or any of its Subsidiaries (including officers, whether or not they are members of the Board of Directors) who are employed at the time of the adoption of this Plan or thereafter, and any other persons who perform substantial services for or on behalf of the Company or any of its Subsidiaries, affiliates or any entity in which the Company has an interest (collectively, the "Grantees") shall be eligible to be granted Non-incentive Stock Options to purchase shares of Common Stock under this Plan. All employees of the Company or any of its Subsidiaries who are employed at the time of adoption of this Plan or thereafter shall be eligible to be granted Incentive Stock Options under this Plan.

        Section 4. Number of Shares Covered by Options; No Preemptive Rights. The total number of shares which may be issued and sold pursuant to Options granted under this Plan shall be 1,000,000 shares of Common Stock (or the number and kind of shares of stock or other securities which, in accordance with Section 9 of this Plan, shall be substituted for such shares of Common Stock or to which said shares shall be adjusted; hereinafter, all references to shares of Common Stock are deemed to be references to said shares or shares so adjusted.) The issuance of shares upon exercise of an Option shall be free from any preemptive or preferential right of subscription or purchase on the part of any stockholder. If any outstanding Option granted under this Plan expires or is terminated, for any reason, the shares of Common Stock subject to the unexercised portion of the Option will again be available for Options issued under this Plan.

        Section 5. Administration.

        (a) This Plan shall be administered by the committee (the "Committee") referred to in paragraph (b) of this Section. Subject to the express provisions of this Plan, the Committee shall have complete authority, in its discretion, to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements (which need not be identical), to determine the Grantees to whom, and the times and the prices at which, Options shall be granted, the option periods, the number of shares of the Common Stock to be subject to each Option and whether each Option shall be an Incentive Stock Option or a Non-incentive Stock Option, and to make all other determinations necessary or advisable for the administration of the Plan. Each Option shall be clearly identified at the time of grant as to its status. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Grantees, their present and potential contributions to the success of the Company and such other factors as the Committee, in its discretion, shall deem relevant. Nothing contained in this Plan shall be deemed to give any Grantee any right to be granted an Option to purchase shares of Common Stock except to the extent and upon such terms and conditions as may be determined by the Committee. The Committee's determination on all of the matters referred to in this Section 5 shall be conclusive.

        (b) The Committee shall consist of from three (3) to five (5) individuals who may, but need not, be members of the Board. The Committee shall be appointed by the Board, which may at any time, and from time to time, remove any member of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of such quorum. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

        (c) The Committee may at its election provide in any option agreement covering the grant of Options under this Plan that, upon the exercise of such Options, the Company will loan to the holder thereof such amount as shall equal the purchase price of the shares of Common Stock issuable upon such exercise, such loan to be on terms and conditions appropriate by the Committee.

        (d) Notwithstanding any provision hereof to the contrary, the Committee shall have sole and exclusive authority with respect to the grant of Options to directors.

        Section 6. Terms of Incentive Stock Options. Each Incentive Stock Option granted under this Plan shall be evidenced by an Incentive Stock Option Agreement which shall be executed by the Company and by the person to whom such Incentive Stock Option is granted, and shall be subject to the following terms and conditions:

                  (a) The price at which shares of Common Stock covered by each Incentive Stock Option may be purchased pursuant thereto shall be determined in each case on the date of grant by the Committee, but shall be an amount not less than the par value of such shares and not less than the fair market value of such shares on the date of grant. For purposes of this Section, the fair market value of shares of Common Stock on any day shall be (i) in the event the Common Stock is not publicly traded, the fair market value on such day as determined in good faith by the Committee or (ii) in the event the Common Stock is publicly traded, the last sale price of a share of Common Stock as reported by the principal quotation service on which the Common Stock is listed, if available, or, if last sale prices are not reported with respect to the Common Stock, the mean of the high and low asked prices of a share of Common Stock as reported by such principal quotation service, or, if there is no such report by such quotation service for such day, such fair market value shall be the average of (i) the last sale price (or, if last sale prices are not reported with respect to the Common Stock, the mean of the high bid and low asked prices) on the day next preceding such day for which there was a report and (ii) the last sale price (or, if last sale prices are not reported with respect to the Common Stock, the mean of the high bid and low asked prices) on the day next succeeding such day for which there was a report, or as otherwise determined by the Committee in its discretion pursuant to any reasonable method contemplated by Section 422A of the Code and any regulations issued pursuant to that Section.

                (b) The option price of the shares to be purchased pursuant to each Incentive Stock Option shall be paid in full in cash, or by delivery (i.e. surrender) of shares of Common Stock of the Company then owned by the Grantee, at the time of the exercise of the Incentive Stock Option. Shares of Common Stock so delivered will be valued on the day of delivery for the purpose of determining the extent to which the option price has been paid thereby, in the same manner as provided for the purchase price of Incentive Stock Options as set forth in paragraph (a) of this Section, or as otherwise determined by the Committee, in its discretion, pursuant to any reasonable method contemplated by Section 422A of the Code and any regulations issued pursuant to that Section.

                (c) Each Incentive Stock Option Agreement shall provide that such Incentive Stock Option may be exercised by the Grantee, in such parts and at such times as may be specified in such Agreement, within a period not exceeding ten years after the date on which the Incentive Stock Option is granted (hereinafter called the "Incentive Stock Option Period") and, in any event, only during the continuance of the employee's employment by the Company or any of its Subsidiaries or during the period of three months after the termination of such employment to the extent that the right to exercise such Incentive Stock Option had accrued at the date of such termination; provided, however, that if Incentive Stock Options as to 100 or more shares are held by a Grantee, then such Incentive Stock Options may not be exercised for less than 100 shares at any one time, and if Incentive Stock Options for less than 100 shares are held by a Grantee, then Incentive Stock Options for all such shares must be exercised at one time; and provided, further, that, if the Grantee, while still employed by the Company or any of its Subsidiaries, shall die within the Incentive Stock Option Period, the Incentive Stock Option may be exercised, to the extent specified in the Incentive Stock Option Agreement, and as herein provided, but only prior to the first to occur of:

                        (i) the expiration of the period of one year after the
                date of the Grantee's death, or

                        (ii) the expiration of the Incentive Stock Option
                Period, by the person or persons entitled to do so under the Grantee's will, or, if the Grantee shall fail to make testamentary disposition of said Incentive Stock Option, or shall die intestate, by the Grantee's legal representative or representatives.

                (d) Each Incentive Stock Option granted under this Plan shall by its terms be non-transferable by the Grantee except by will or by the laws of descent and distribution.

                (e) Notwithstanding the foregoing, if an Incentive Stock Option is granted to a person at any time when such person owns, within the meaning of Section 425(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the employer corporation (or a parent or subsidiary of such corporation within the meaning of Section 425 of the Code) the price at which each share of Common Stock covered by such Incentive Stock Option may be purchased pursuant to such Incentive Stock Option shall not be less than 110% of the fair market value (determined as in paragraph (a) of this Section) of the shares of Common Stock at the time the Incentive Stock Option is granted, and such Incentive Stock Option must be exercised within a period specified in the Incentive Stock Option Agreement which does not exceed five years after the date on which such Incentive Stock Option is granted.

                (f) The Incentive Stock Option Agreement entered into pursuant hereto may contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee including, without limitation, provisions (i) requiring the giving of satisfactory assurances by the Grantee that the shares are purchased for investment and not with a view to resale in connection with a distribution of such shares, and will not be transferred in violation of applicable securities laws, (ii) restricting the transferability of such shares during a specified period and (iii) requiring the resale of such shares to the Company at the option price if the employment of the employee terminates prior to a specified time. In addition, the Committee, in its discretion, may afford to holders of Incentive Stock Options granted under this Plan the right to require the Company to cause to be registered under the Securities Act of 1933, as amended, for public sale by the holders thereof, shares of Common Stock subject to such Incentive Stock Options upon such terms and subject to such conditions as the Committee may determine to be appropriate.

                (g) In the discretion of the Committee, a single Stock Option Agreement may include both Incentive Stock Options and Non-incentive Stock Options, or those options may be included in separate stock option agreements.

        Section 7. Terms of Non-incentive Stock Options. Each Non-incentive Stock Option granted under this Plan shall be evidenced by a Non-incentive Stock Option Agreement which shall be executed by the Company and by the person to whom such Non-incentive Stock Option is granted, and shall be subject to the following terms and conditions:

                (a) The price at which shares of Common Stock covered by each Non-incentive Stock Option may be purchased pursuant thereto shall be an amount not less than the par value of such shares.

                (b) Each Non-incentive Stock Option Agreement shall provide that such Non-incentive Stock Option may be exercised by the Grantee, in such parts and at such times as may be specified in such


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


        Agreement, within a period up to and including ten years and thirty days after the date on which the Non-incentive Stock Option is granted.

                (c) Each Non-incentive Stock Option granted under this Plan shall by its terms be non-transferable by the optionee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.

                (d) The Non-incentive Stock Option Agreement entered into pursuant hereto may contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee, in its sole discretion, including without limitation the terms, provisions and conditions set forth in Section 6(f) with respect to Incentive Stock Option Agreements.

        Section 8. Limit on Option Amount. Notwithstanding any provision contained herein, the aggregate fair market value (determined under Section 6(a) as of the time such Incentive Stock Options are granted) of the shares of Common Stock with respect to which Incentive Stock Options are first exercisable by any employee during any calendar year (under all stock option plans of the employee's employer corporation and its parent and subsidiary corporation within the meaning of Section 425 of the Code) shall not exceed $100,000. An option may be granted which exceeds this $100,000 limitation, as long as under then applicable law only the portion of such an option which is exercisable for shares of Common Stock in excess of the $100,000 limitation shall be treated as a Non-incentive Stock Option. The limit in this paragraph shall not apply to options which are designated as Non-incentive Stock Options, and, except as otherwise provided herein, there shall be no limit on the amount of such options which may be first exercisable in any year.

        Section 9. Adjustment of Number of Shares. In the event that a dividend shall be declared upon the shares of Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Option granted hereunder, and the number of shares reserved for issuance pursuant to this Plan but not yet covered by an Option, shall be adjusted by adding to each of such shares the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any such Option and for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged; provided, however, that in the event that such change or exchange results from a merger or consolidation, and in the judgment of the Board of Directors such substitution cannot be effected or would be inappropriate, or if the Company shall sell all or substantially all of its assets, the Company shall use reasonable efforts to effect some other adjustment of each then outstanding Option which the Board of Directors, in its sole discretion, shall deem equitable. In the event that there shall be any change, other than as specified above in this Section 9, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such shares of Common Stock shall have been changed or for which they shall have been exchanged, then, if the Board of Directors shall determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an Option and of the shares then subject to an Option or Options, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of this Plan and of each stock option agreement. Notwithstanding the foregoing, if any adjustment in the number of shares which may be issued and sold pursuant to Options is required by the Code or regulations issued pursuant thereto to be approved by the stockholders in order to enable the Company to issue Incentive Stock Options pursuant to this Plan, then no such adjustment shall be made without the approval of the stockholders. In the case of any such substitution or adjustment as provided for in this Section, the option price in each stock option agreement for each share covered thereby prior to such substitution or adjustment will be the total option price for all shares of stock or other securities which shall have been substituted for each such share or to which such share shall have been adjusted pursuant to this Section 9. No adjustment or substitution provided for in this Section 9 shall require the Company, in any stock option agreement, to sell a fractional share, and the total substitution or adjustment with respect to each stock option agreement shall be limited accordingly. Notwithstanding the foregoing, in the case of Incentive Stock Options, if the effect of the adjustments or substitution is to cause the Incentive Stock
Option to fail to continue to qualify as an Incentive Stock Option or to cause a modification, extension or renewal of such Incentive Stock Option within the meaning of Section 425 of the Code, the Board of Directors shall use reasonable efforts to effect such other adjustment of each then outstanding option as the Board of Directors, in its sole discretion, shall deem equitable.

        Section 10. Amendments. This Plan may be terminated or amended from time to time by vote of the Board of Directors; provided, however, that no such termination or amendment shall materially adversely affect or impair any then outstanding Option without the consent of the Grantee thereof and no amendment which shall (i) change the total number of shares which may be issued and sold pursuant to Options granted under this Plan, or (ii) change the designation of employees eligible to receive Incentive Stock Options or the class of employees or other persons eligible to receive Options, shall be effective without the approval of the stockholders. Notwithstanding the foregoing, the Plan may be amended by the Committee to incorporate any amendments made to the Code which the Committee deems to be necessary or desirable to preserve incentive stock option status for outstanding Incentive Stock Options and to preserve the ability to issue Incentive Stock Options pursuant to this Plan.

        Section 11. Termination. Except to the extent necessary to govern outstanding Options, this Plan shall terminate on, and no additional Options shall be granted after, ten years from the date the Plan is adopted, or ten years from the date the Plan is approved by the stockholders, whichever is earlier.


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